Exhibit 10.17

Comerica Bank	MC 4672
701 B Street, Ste. 600
San Diego, CA 92101-5033

Middle Market

June 5, 2005

Re:                               LOAN EXTENSION

Borrower Name:  Orange 21, Inc

Customer Number/Obligor Number: 7433804894

Loan Number/Note Number: 18/34/42/59

Dear Borrower:

Comerica Bank has approved an extension of the above-referenced credit facility to September 5, 2005 from its current maturity of June 5, 2005 as evidenced by that certain Note/Agreement dated October 5, 2001, as may be or have been modified from time to time.

Except as modified and extended hereby, the existing loan documentation as amended concerning your obligation remains in full force and effect.

Very truly yours,

/s/ Richmond Boyce
Richmond Boyce
Vice President – Western Division

Acknowledged and accepted on June 5, 2005

By:	/s/ Michael Brower	By:

By:		By: